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                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

                  This AMENDMENT NO. 2 (this "Amendment No. 2") is being entered into as of July 11, 2002, between Veeco Instruments Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a New York banking corporation, as rights agent (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of March 13, 2001, between the Company and the Rights Agent, as previously amended pursuant to the Amendment to Rights Agreement dated as of September 6, 2001 (the "Rights Agreement");

                  WHEREAS, simultaneously with the execution of this Amendment No. 2, the Company is entering into an Agreement and Plan of Merger (the "FEI Merger Agreement") by and among the Company, Venice Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of the Company ("Acquisition") and FEI Company, an Oregon corporation ("FEI"), pursuant to which Acquisition will merge with and into FEI with the result that FEI will be the surviving corporation and shall become a wholly-owned subsidiary of the Company (the "FEI Merger");

                  WHEREAS, pursuant to the FEI Merger, Philips Business Electronics International B.V. ("Philips"), a significant stockholder of FEI, will receive approximately 11,198,832 shares of common stock and other securities of the Company, representing approximately 15% of the shares of common stock of the Company expected to be outstanding as of the Effective Time (as defined in the FEI Merger Agreement);

                  WHEREAS, simultaneously with the execution of this Amendment No. 2, the Company is entering into that certain Investor Agreement dated the date hereof between the Company, Philips and FEI; and

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof. The Company now desires to amend the Rights Agreement as set forth in this Amendment No. 2 and deems such amendments to be necessary and desirable. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereby agree as follows:

                  1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary,
                  (A) for so long as none of the KPENV Entities that have reported or

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                  are required to report ownership on Schedule 13G or Schedule
                  13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of
                  Section 4.01 of the Investor Agreement or (B) (I) if any of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section 4.01 of the Investor Agreement and (II) the Board of Directors of the Company in its sole discretion adopts a resolution approving such action (which resolution may be adopted prior to, upon or not later than 15 days following such time as a majority of the Board of Directors of the Company becomes aware of the taking of any such action by any KPENV Entity), none of the KPENV Entities shall be deemed to be an Acquiring Person solely as a consequence of: (i) the execution of the FEI Merger Agreement; (ii) the beneficial ownership by the KPENV Entities of Common Stock or other securities of the Company acquired directly as a result of the FEI Merger; (iii) the beneficial ownership by the KPENV Entities of the Philips Option Shares; (iv) the acquisition by, or beneficial ownership of, the KPENV Entities of a number of shares of Common Stock, in addition to the shares described in clauses
                  (ii) and (iii), that is equal to or less than one percent (1%) of the total number of shares of Common Stock from time to time outstanding, calculated on a primary basis; and/or (v) the transfer of shares of Common Stock received pursuant to
                  (ii), (iii) or (iv) above by and among the KPENV Entities."

                  2. AMENDMENT OF SECTION 1(kk). Section 1(kk) of the Rights Agreement is hereby amended to add the following proviso at the end thereof:

                  "; PROVIDED FURTHER, HOWEVER, that (A) for so long as none of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section 4.01 of the Investor Agreement or (B)(I) if any of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section 4.01 of the Investor Agreement and (II) the Board of Directors of

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                  the Company in its sole discretion adopts a resolution
                  approving such action (which resolution may be adopted prior to, upon or not later than 15 days following such time as a majority of the Board of Directors of the Company becomes aware of the taking of any such action by any KPENV Entity), no Triggering Event shall result solely by virtue of: (i) the execution of the FEI Merger Agreement; (ii) the beneficial ownership by the KPENV Entities of Common Stock or other securities of the Company acquired directly as a result of the FEI Merger; (iii) the beneficial ownership by the KPENV Entities of the Philips Option Shares; (iv) the acquisition by, or beneficial ownership of, the KPENV Entities of a number of shares of Common Stock, in addition to the shares described in clauses (ii) and (iii), that is equal to or less than one percent (1%) of the total number of shares of Common Stock from time to time outstanding, calculated on a primary basis; and/or (v) the transfer of shares of Common Stock received pursuant to (ii), (iii) or (iv) above by and among the KPENV Entities."

                  3. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby amended to add the following subparagraphs at the end thereof:

                     (pp) "Acquisition" shall mean Venice Acquisition Corp., an
                  Oregon corporation and a wholly-owned subsidiary of the Company.

                     (qq) "FEI" shall mean FEI Company, an Oregon corporation.

                     (rr) "FEI Merger" shall mean the merger of Acquisition with and into FEI pursuant to the FEI Merger Agreement with the result that FEI will be the surviving corporation and shall become a wholly-owned subsidiary of the Company.

                     (ss) "FEI Merger Agreement" shall have the meaning set
                  forth in Section 36 hereof.

                     (tt) "Investor Agreement"shall mean that certain Investor
                  Agreement, dated as of the date hereof, by and between the Company, Philips Business Electronics International B.V. and FEI.

                     (uu) "KPENV Entities" shall mean, collectively, Koninklijke
                  Philips Electronics N.V., a company incorporated under the laws of the Netherlands, and each entity controlled by Koninklijke Philips Electronics N.V.

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                     (vv) "Philips Option Shares" shall mean securities issuable to Philips pursuant to Section 2.03 of the Investor Agreement.

                  4. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary,(A) for so long as none of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section 4.01 of the Investor Agreement or
                  (B)(I) if any of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section
                  4.01 of the Investor Agreement and (II) the Board of Directors of the Company in its sole discretion adopts a resolution approving such action (which resolution may be adopted prior to, upon or not later than 15 days following such time as a majority of the Board of Directors of the Company becomes aware of the taking of any such action by any KPENV Entity), a Distribution Date shall not be deemed to have occurred solely by virtue of: (i) the execution of the FEI Merger Agreement;
                  (ii) the beneficial ownership by the KPENV Entities of Common Stock or other securities of the Company acquired directly as a result of the FEI Merger; (iii) the beneficial ownership by the KPENV Entities of the Philips Option Shares; (iv) the acquisition by, or beneficial ownership of, the KPENV Entities of a number of shares of Common Stock, in addition to the shares described in clauses (ii) and (iii), that is equal to or less than one percent (1%) of the total number of shares of Common Stock from time to time outstanding, calculated on a primary basis; and/or (v) the transfer of shares of Common Stock received pursuant to (ii), (iii) or (iv) above by and among the KPENV Entities."

                  5. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary,(A) for so long as none of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the

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                  Exchange Act (or any comparable or successor report)
                  takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section
                  4.01 of the Investor Agreement or (B)(I) if any of the KPENV Entities that have reported or are required to report ownership on Schedule 13G or Schedule 13D under the Exchange Act (or any comparable or successor report) takes, or states any intention or desire to take, any action prohibited under any of clauses (a) through (f) of Section 4.01 of the Investor Agreement and (II) the Board of Directors of the Company in its sole discretion adopts a resolution approving such action (which resolution may be adopted prior to, upon or not later than 15 days following such time as a majority of the Board of Directors of the Company becomes aware of the taking of any such action by any KPENV Entity), none of the following shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise: (i) the execution of the FEI Merger Agreement; (ii) the beneficial ownership by the KPENV Entities of Common Stock or other securities of the Company acquired directly as a result of the FEI Merger; (iii) the beneficial ownership by the KPENV Entities of the Philips Option Shares; (iv) the acquisition by, or beneficial ownership of, the KPENV Entities of a number of shares of Common Stock, in addition to the shares described in clauses (ii) and (iii), that is equal to or less than one percent (1%) of the total number of shares of Common Stock from time to time outstanding, calculated on a primary basis; and/or (v) the transfer of shares of Common Stock received pursuant to (ii), (iii) or (iv) above by and among the KPENV Entities."

                  6. ADDITION OF SECTION 36. The Rights Agreement is hereby amended to add the following new Section 36:

                  "Section 36.  MERGER WITH FEI

                     The Company, Acquisition and FEI have entered into an
                  Agreement and Plan of Merger, dated as of July 11, 2002, as it may be amended from time to time (the "FEI Merger Agreement"). Notwithstanding anything in this Agreement to the contrary, if the FEI Merger Agreement shall be terminated for any reason, then, effective as of the time of such termination, the following provisions which were added to this Agreement by Amendment No. 2 to Rights Agreement, dated as of July 11, 2002, shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent: (1) the last sentence of Section 1(a) hereof, (2) the proviso at the end of Section 1(kk) hereof, (3) subsections (pp), (qq), (rr),
                  (ss), (tt), (uu) and (vv) of Section 1 hereof, (4) the last sentence of Section 3(a) hereof and (5) the last sentence of
                  Section 7(a) hereof."

                  7. EFFECTIVENESS. This Amendment No. 2 shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force

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and effect and shall be otherwise unaffected hereby.

                  8. MISCELLANEOUS. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state without giving effect to the principles of conflict of laws thereof. This Amendment No. 2 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term or other provision of this Amendment No. 2 is determined to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms and provisions of this Amendment No. 2 shall nevertheless remain in full force and effect and upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Amendment No. 2 and such term or other provision shall be deemed to have been amended so as to effect the original intent of the parties as closely as possible in a manner acceptable to the board of directors of the Company.

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                  IN WITNESS WHEREOF, this Amendment No. 2 to Rights Agreement is executed under seal as of the date first set forth above.

                                 VEECO INSTRUMENTS INC.


                                 By: /s/ Greg Robbins
                                     -------------------------------------------
                                     Name:  Greg Robbins
                                     Title: Vice President and General Counsel


                                 AMERICAN STOCK TRANSFER AND TRUST
                                 COMPANY


                                 By: /s/ Herbert J. Lemmer
                                     -------------------------------------------
                                     Name:  Herbert J. Lemmer
                                     Title:  Vice President and General Counsel